Exhibit (21)

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

February 28, 2007

Subsidiaries Incorporated or Organized in Wisconsin

    Kirchman Corporation

    M&I Bank of Mayville

    M&I Marshall & Ilsley Bank

    M&I Brokerage Services, Inc.

    M&I Capital Markets II, L.L.C.

    M&I Community Development Corporation

    M&I Dealer Finance, Inc.

    M&I Equipment Finance Company

    M&I Insurance Services, Inc.

    M&I Investment Management Corp.

    M&I Investment Partners Management, LLC

    M&I Realty Advisors, Inc.

    M&I Support Services Corp.

    Metavante Corporation

    Milease, LLC

    Printing for Systems, Inc.

Subsidiaries Incorporated in Arizona

    M&I Insurance Company of Arizona, Inc.

Subsidiaries Incorporated in California

    Loansoft, Inc.

Subsidiaries Incorporated or Organized in Delaware

    Brasfield Technology LLC

    Gold Bank Trust III

    Gold Bank Trust IV

    Gold Bank Trust V

    Kirchman Company LLC

    M&I Capital Markets Group L.L.C.

    M&I Capital Trust A

    M&I Capital Trust B

    M&I Dealer Auto Securitization, LLC

    M&I Northwoods I LLC

    M&I Northwoods II LLC

    M&I Northwoods III LLC

    M&I Ventures L.L.C.

    Metavante Acquisition Company II LLC

    Metavante Operations Resources Corporation

    Metavante Payment Services, LLC

    NYCE Payments Network, LLC

    Prime Associates, Inc.

    VECTORsgi, Inc.

Subsidiaries in Kansas

    Gold Banc Mortgage, Inc.

    Gold Capital Management, Inc.

    Gold Merchant Banc, Inc.

    Realty Escrow Services, Inc.

    Regional Holding Company, Inc.

    Regional Properties, Inc.

Subsidiaries Incorporated in Michigan

    MBI Benefits, Inc.

Subsidiaries Incorporated in Minnesota

    M&I Business Credit, LLC

    M&I Business Credit Holdings, Inc.

    Two Gophers, L.L.C.

Subsidiaries Incorporated or Organized in Missouri

    Louisville Realty Company

    SWB Holdings, Inc.

    SWB Investment II Corporation

    Southwest Bank of St. Louis

    Trustcorp Statutory Trust I

    Trustee Corporation, Inc.

Subsidiaries Incorporated or Organized in Nevada

    M&I Custody of Nevada, Inc.

    M&I Marshall & Ilsley Holdings, Inc.

    M&I Marshall & Ilsley Holdings II, Inc.

    M&I Marshall & Ilsley Investment Corporation

    M&I Marshall & Ilsley Investment II Corporation

    M&I Mortgage Pass-Through Business Trust Series, 2004-1

    M&I Portfolio Services, Inc.

    M&I Servicing Corp.

    M&I Zion Holdings, Inc.

    M&I Zion Investment Corporation

    M&I Zion Investment II Corporation

    SWB Investment Corporation

    SWB of St. Louis Holdings I, LLC

    SWB of St. Louis Holdings II, LLC

    TREEV LLC

    VICOR, Inc.

Subsidiaries Incorporated or Organized in Oklahoma

    Advanced Financial Solutions, Inc.

    Endpoint Exchange LLC

Subsidiaries Incorporated in Pennsylvania

    GHR Systems, Inc.

Subsidiaries Incorporated in Texas

    AdminiSource Communications, Inc.

Subsidiaries Incorporated in Tennessee

    Link2Gov Corp.

Subsidiaries Incorporated in Vermont

    M&I Mortgage Reinsurance Corporation

Subsidiaries Organized Under the Laws of the United States

    M&I Bank FSB

    Marshall & Ilsley Trust Company National Association

Subsidiaries Organized Under the Laws of Canada

    Everlink Payment Services, Inc.

    Metavante Canada Corporation

    6027580 Canada, Inc.

    GHR Systems Canada, Inc.

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